UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 27, 2012, Vermillion, Inc. (the “Company”) issued a press release announcing that the Company’s board of directors has unanimously nominated Paul R. Sohmer, M.D. for election as a director at the Company’s upcoming 2012 annual meeting of stockholders. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Additional Information

In connection with its 2012 annual meeting of stockholders, the Company will file with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other documents regarding the 2012 annual meeting, and will also mail to each stockholder of record entitled to vote at the 2012 annual meeting the definitive proxy statement and a proxy card. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2012 DEFINITIVE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When they are available, the definitive proxy statement and other documents relating to the 2012 annual meeting of stockholders may be obtained free of charge from the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) at www.sec.gov or from the Company at its website, www.vermillion.com, under Investors – SEC Filings.

The Company and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Company’s 2012 annual meeting of stockholders. Detailed information concerning the Company’s directors, director nominees and officers, including their respective interests by security holdings or otherwise, is available in the Company’s preliminary proxy statement for its 2012 annual meeting of stockholders filed with the SEC on April 25, 2012, in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 27, 2012, as well as in other public filings made by the Company with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release dated April 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: May 4, 2012	By:	/s/ Eric Schoen
Eric Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 27, 2012